As filed with the Securities and Exchange Commission on January 7, 2005.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3241270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4015 Miranda Avenue, First Floor

Palo Alto, California 94304

(650) 319-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan

2000 Employee Stock Purchase Plan

(Full Title of the Plans)

Davidi Gilo

Chief Executive Officer

Vyyo Inc.

4015 Miranda Avenue, First Floor

Palo Alto, California 94304

(Name and Address of Agent for Service)

(650) 319-4000

(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Lonnie Goldman, Esq.

Deputy General Counsel

Vyyo Inc.

4015 Miranda Avenue, First Floor

Palo Alto, California 94304

(650) 319-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Second Amended and Restated 2000 Employee and Consultant Equity Incentive Plan, Common Stock, par value $0.0001 per share	666,666	$8.435	(2)	$5,623,327.71	$661.87
2000 Employee Stock Purchase Plan, Common Stock, par value $0.0001 per share	100,000	$8.435	(2)	$843,500.00	$99.28
Total	766,666	N/A		$6,466,827.71	$761.15

(1)	This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 (the “Securities Act”) on the basis of the average of the high and low sale prices for a share of common stock of Vyyo Inc. as reported on the Nasdaq National Market on January 3, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of Registrant’s Registration Statement on Form S-8 (File No. 333-55958), filed on February 21, 2001, the contents of Registrant’s Registration Statement on Form S-8 (File No. 333-67070), filed on August 8, 2001, the contents of Registrant’s Registration Statement on Form S-8 (File No. 333-86878), filed on April 24, 2002, the contents of Registrant’s Registration Statement on Form S-8 (File No. 333-105216), filed on May 14, 2003, and the contents of Registrant’s Registration Statement on Form S-8 (File No. 333-113838), filed on March 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 7th day of January, 2005.

VYYO INC.

By:	/s/ Davidi Gilo
Davidi Gilo, Chief Executive Officer and
Chairman of the Board

Each person whose signature appears below hereby constitutes and appoints Davidi Gilo, Lonnie Goldman and Andrew P. Fradkin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Davidi Gilo Davidi Gilo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 7, 2005

/s/ Arik Levi Arik Levi	Chief Financial Officer (Principle Financial and Accounting Officer)	January 7, 2005

/s/ Ronn Benatoff Ronn Benatoff	Director	January 7, 2005

/s/ Lewis S. Broad Lewis S. Broad	Director	January 7, 2005

/s/ Neill H. Brownstein Neill H. Brownstein	Director	January 7, 2005

/s/ Avraham Fischer Avraham Fischer	Director	January 7, 2005

/s/ John P. Griffin John P. Griffin	Director	January 7, 2005

/s/ Samuel L. Kaplan Samuel L. Kaplan	Director	January 7, 2005

/s/ Alan L. Zimmerman Alan L. Zimmerman	Director	January 7, 2005

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EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Andrew P. Fradkin, Esq., General Counsel of Vyyo Inc.

10.1	Second Amended and Restated 2000 Employee and Consultant Equity and Incentive Plan (filed as Exhibit 10.6 to the Vyyo Inc. Registration Statement on Form S-8, file no. 333-67070, and incorporated herein by reference).

10.2	2000 Employee Stock Purchase Plan (filed as Exhibit 10.5 to the Vyyo Inc. Registration Statement on Form S-8, file no. 333-37804, and incorporated herein by reference).

10.3	Amendment to 2000 Employee Stock Purchase Plan, adopted on November 14, 2000 (filed as Exhibit 10.6 to the Vyyo Inc. Annual Report on Form 10-K for the year ended December 31, 2000, filed on February 16, 2001, and incorporated herein by reference).

23.1	Consent of Kesselman & Kesselman CPAs (ISR), a member of PricewaterhouseCoopers International Limited, Independent Auditors.

23.2	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, former independent auditor of Xtend Networks Ltd.

23.3	Consent of Andrew P. Fradkin, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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